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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2009

CS CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-53087	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 N.E. Second Avenue, Suite 318, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 383-4832

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, CS China Acquisition Corp. (“Company”) appointed Clarence Li, Wei Lu, Weidong Hong and Jie Liu as directors of the Company. Each of Messre. Li, Lu, Hong and Liu will be paid $30,000 and be issued 6,000 ordinary shares of the Company upon consummation of a business combination.

Clarence Li, 51 years old, was appointed as a Class A Director of the Company. Mr. Li has over 25 years of financial and management accounting experiences in Hong Kong and Canada. Since January 2008, Mr. Li has served as the Deputy Director of Industrial Operation Finance, and held various Financial and Management Accounting positions from 1996 to 2007, at Sanofi Pasteur Limited in Toronto, Canada, a division of Sanofi-aventis (Ticker: Paris-SAN, NYSE-SNY), a leader in the pharmaceutical industry. From 1990 to 1995, Mr. Li was an independent financial consultant.  From 1981 to 1989, Mr. Li held executive management positions in AMF Overseas Corp., a subsidiary of AMF Inc., and the Tung-Wah Group, the largest non-profit organization in Hong Kong. Mr. Li started his career as an accountant at the PricewaterhouseCoopers in Hong Kong.  Mr. Li is a Chartered Management Accountant, United Kingdom (ACMA); a Chartered Certified Accountant, United Kingdom (FCCA); a Certified Public Accountant, Hong Kong (CPA); and a Certified General Accountant, Canada (CGA).

Wei (Will) Lu, 34 years old, was appointed as a Class A Director of the Company.  Mr. Lu founded, and since May 2007, has served as the founder and managing director of Fidelity Capital Partners, a business consulting practice focused on strategic and financing planning for Chinese companies.  From 2001 to April 2007, Mr. Lu served as a managing director with World Capital Market, a Los Angeles-based boutique investment banking firm.  From 1997 to 2001, Mr. Lu worked at Arthur Andersen Business Consulting. Mr. Lu received his Bachelor's degree from Fudan University, major in International Finance and minor in International Law.  He also received an MBA from the University of Southern California, Marshall Business School.

Weidong Hong, 41 years old, was appointed as a Class B Director of the Company.  Mr. Hong has served as the Chief Executive Officer and a director of Yucheng Technologies (NASDAQ: YTEC), a leading IT service provider to banking industry in China, since November 2006. Mr. Hong was the Chairman and Chief Executive Officer of Beijing Sihitech Technology Co. Ltd. between June 1999 and November 2006, which was merged with Beijing e-Channels Technology Co. Ltd. and China Unistone Acquisition Corp. to form Yucheng Technologies in November 2006. From May 1997 to June 1999, Mr. Hong served as General Manager of GIT, a company engaged in the business of providing IT services to the Chinese banking industry.  From December 1994 to May 1997, Mr. Hong was Vice President of the PC Department of Secom China Ltd. Mr. Hong received B.E and EMBA degrees from Tsinghua University.

Jie Liu, 35 years old, was appointed as a Class C Director of the Company.  Mr. Liu has served as the Chief Executive Officer of Shenzhen New Industries Venture Capital Co., Ltd., the venture capital affiliate of New Industries Investment Co., Ltd. (NII), an investment banking enterprise in Shenzhen, China sponsored by the State Planning and Development Commission. NII has been a pioneer in venture capital investments in China with principal investments focused in the high-tech, communications, bio-tech, and new materials sectors. Mr. Liu joined Shenzhen New Industries Venture Capital in January 2001 as Manager of the Investment Department and was later named Deputy General Manager and eventually Chief Executive Officer. From July 1999 to January 2001, Mr. Liu led the Development & Research Department at NII. From March 1998 to July 1999, he was a Manager in the Investment Banking Division at New China Trust & Investment Co., Ltd., an investment banking firm. From March 1996 to March 1998, he was General Manager of the Chonqing Silian Environment Engineering Co., Ltd., a project engineering firm. He currently serves on the Board of Directors of the Shenzhen New Industry Medical & Development Co., Ltd., Shenzhen New Industry Biomedical Engineering Co., Ltd. and Changchun New Industry Optoelectronics Tech. Co., Ltd. He also currently serves as Executive Director of the Shenzhen Venture Capital Association and General Manager and Fund Manager of the Direct Investment Department of New China Trust & Investment Co., Ltd. Mr. Liu graduated from the Beijing University of Aeronautics & Astronautics and received a BS with honors in Management Information Systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2009	CS CHINA ACQUISITION CORP.

	By:	/s/ William P. Haus
		Name:	William P. Haus
		Title:	Chief Executive Officer